UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2023

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Agreement.

On August 11, 2023, Cingulate Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Werth Family Investment Associates LLC (“WFIA”) and issued, in a private placement priced at the market under Nasdaq rules, 1,823,155 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price per share of $0.5485, for aggregate gross proceeds to the Company of approximately $1.0 million, before deducting transaction expenses payable by the Company (the “Private Placement”). The Private Placement closed on August 11, 2023.

Prior to the Private Placement, WFIA owned 975,165 shares of Common Stock and Peter J. Werth, a member of the Company’s Board of Directors (the “Board”) and the manager of WFIA, owned 21,849 shares of Common Stock.

The Audit Committee of the Board and the Board reviewed the terms of the Purchase Agreement a pursuant to the Company’s Policy and Procedures for Related Person Transactions and determined that the Private Placement is in the best interests of the Company and its stockholders.

The Purchase Agreement contains customary representations, warranties, agreements and obligations of the parties.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On August 14, 2023, the Company issued a press release announcing its financial results for the second quarter of 2023 and providing a clinical and business update. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference. The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Purchase Agreement is hereby incorporated by reference into this Item 3.02. The Shares have not been registered under the Securities Act and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 11, 2023, by and between the Company and Werth Family Investment Associates LLC

99.1	Press Release, dated August 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: August 14, 2023	By:	/s/ Louis G. Van Horn
	Name:	Louis G. Van Horn
	Title:	Chief Financial Officer